UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2012

DISCOVER FINANCIAL SERVICES

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33378

Delaware	36-2517428
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2500 Lake Cook Road, Riverwoods, Illinois 60015

(Address of principal executive offices, including zip code)

(224) 405-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

See description under Item 2.03.

Item 2.03.	Creation of a Direct Financial Obligation of a Registrant.

On April 27, 2012, Discover Financial Services (the “Registrant”) issued $307,527,000 aggregate principal amount of 5.200% Senior Notes due 2022 (the “New Notes”) in connection with the expiration of the early tender period for its previously announced private exchange offers. The Notes were issued pursuant to a Senior Indenture, dated as of June 12, 2007, between the Registrant and U.S. Bank National Association, as trustee.

The New Notes will bear interest semiannually at a rate of 5.200% per annum and will be redeemable, in whole or in part, at the Registrant’s option, at any time and from time to time, at a redemption price payable in cash equal to the greater of: (i) 100% of the principal amount of the New Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a specified rate, plus in each case accrued and unpaid interest, if any, to, but not including, the redemption date. The form of Rule 144A Global Note and the form of Regulation S Global Note are filed as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference in their entirety.

In connection with the issuance of the New Notes, the Registrant entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the dealer managers named therein, dated April 27, 2012, which will give holders of the New Notes certain exchange and registration rights with respect to the New Notes. A copy of the Registration Rights Agreement is filed as Exhibit 4.3 and is incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of 5.200% Rule 144A Global Note due 2022

4.2	Form of 5.200% Regulation S Global Note due 2022

4.3	Registration Rights Agreement, dated April 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVER FINANCIAL SERVICES

Dated: May 3, 2012	By:	/s/ D. Christopher Greene
	Name:	D. Christopher Greene
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of 5.200% Rule 144A Global Note due 2022

4.2	Form of 5.200% Regulation S Global Note due 2022

4.3	Registration Rights Agreement, dated April 27, 2012